Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated July 24, 2008, in this Registration Statement of Form S-1 of Blue Gem Enterprise for the registration of shares of its common stock.  We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ LBB & Associates, Ltd., LLP

Houston, Texas
September 11, 2008